Exhibit 4.1

NORTHWESTERN CORPORATION
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AND
Philip L. Watson
As Trustees under Mortgage and
Deed of Trust, dated as of
October 1, 1945, with NorthWestern Corporation
THIRTIETH SUPPLEMENTAL INDENTURE
Providing, among other things, for the succession of Philip L. Watson to Ming Ryan as Co-Trustee under such Mortgage and Deed of Trust,
First Mortgage Bonds, 4.15% Series due 2042,
and
First Mortgage Bonds, 4.30% Series due 2052
Dated as of August 1, 2012

Exhibit 4.1

THIRTIETH SUPPLEMENTAL INDENTURE
THIS THIRTIETH SUPPLEMENTAL INDENTURE, dated as of August 1, 2012, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York) (hereinafter called the “Corporate Trustee”), a corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, New York, New York, 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and Philip L. Watson, whose post office address is c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York, 10286 who hereby is appointed successor Co-Trustee to Ming Ryan (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley, W.T. Cunningham, Douglas J. MacInnes and MaryBeth Lewicki) (said Philip L. Watson being hereinafter sometimes called the “Co-Trustee”, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the “Mortgage” and, together with any indentures supplemental thereto, the “Indenture”), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the “Company-New Jersey”), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called “NorthWestern Energy”), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the “Company-Montana”)), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the “Thirtieth Supplemental Indenture”) being supplemental thereto;
WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and
WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the “First Supplemental Indenture”), and its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the “Second Supplemental Indenture”); and
WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the

Exhibit 4.1

Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the “Third Supplemental Indenture”); and
WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the “Fourth Supplemental Indenture”); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the “Fifth Supplemental Indenture”); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the “Sixth Supplemental Indenture”); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the “Seventh Supplemental Indenture”); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the “Eighth Supplemental Indenture”); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the “Ninth Supplemental Indenture”); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the “Tenth Supplemental Indenture”); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the “Eleventh Supplemental Indenture”); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the “Twelfth Supplemental Indenture”); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the “Thirteenth Supplemental Indenture”); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the “Fourteenth Supplemental Indenture”); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the “Fifteenth Supplemental Indenture”); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the “Sixteenth Supplemental Indenture”); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the “Seventeenth Supplemental Indenture”); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the “Eighteenth Supplemental Indenture”); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the “Nineteenth Supplemental Indenture”); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the “Twentieth Supplemental Indenture”); and
WHEREAS, the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002; and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the “Twenty-first Supplemental Indenture”); and
WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and
WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the “Transfer Date”), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the

Exhibit 4.1

Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the “Twenty-second Supplemental Indenture”); and
WHEREAS, the Company executed and delivered to the Trustees its Twenty-third Supplemental Indenture, dated as of February 1, 2003 (hereinafter called the “Twenty-third Supplemental Indenture”); its Twenty-fourth Supplemental Indenture, dated as of November 1, 2004 (hereinafter called the “Twenty-fourth Supplemental Indenture”); its Twenty-fifth Supplemental Indenture, dated as of April 1, 2006 (hereinafter called the “Twenty-fifth Supplemental Indenture”); its Twenty-sixth Supplemental Indenture, dated as of September 1, 2006 (hereinafter called the “Twenty-sixth Supplemental Indenture”); its Twenty-seventh Supplemental Indenture, dated as of March 1, 2009 (hereinafter called the “Twenty-seventh Supplemental Indenture”); its Twenty-eighth Supplemental Indenture, dated as of October 1, 2009 (hereinafter called the “Twenty-eighth Supplemental Indenture”); and its Twenty-ninth Supplemental Indenture, dated as of May 1, 2010 (hereinafter called the “Twenty-ninth Supplemental Indenture”); and
WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth and Twenty-ninth Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and
WHEREAS, the Company expects to record this Thirtieth Supplemental Indenture in the official records of various counties and states as required by the Indenture;
WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

Exhibit 4.1

WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York Mellon as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York Mellon accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Twenty-third Supplemental Indenture, the Company appointed MaryBeth Lewicki as Co-Trustee in succession to said Douglas J. MacInnes, removed, under the Mortgage and MaryBeth Lewicki accepted the appointment as Co-Trustee under the Mortgage in succession to said Douglas J. MacInnes; and
WHEREAS, by the Twenty-fifth Supplemental Indenture, the Company appointed Ming Ryan as Co-Trustee in succession to said MaryBeth Lewicki, removed, under the Mortgage and Ming Ryan accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Beth Lewicki; and
WHEREAS, as permitted by Section 101 and Section 102 of the Mortgage (as heretofore supplemented), and there being no Default and no occurrence of an event which, after notice, the passage of time, or both, would constitute a Default, the Company desires to remove Ming Ryan as Co-Trustee under the Mortgage and to appoint Philip L. Watson as successor Co-Trustee under the Mortgage, subject to the conditions of Article XVII of the Mortgage, effective as of the close of business on August 9, 2012, and said Philip L. Watson desires to accept such appointment, effective as of the close of business on August 9, 2012, in each case, pursuant to this Thirtieth Supplemental Indenture; and
WHEREAS, the Company-New Jersey, the Company-Montana or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

Exhibit 4.1

Series	Principal Amount Issued	Principal Amount Outstanding
2-7/8% Series due 1975	$40,000,000	NONE
3-1/8% Series due 1984	6,000,000	NONE
4-1/2% Series due 1989	15,000,000	NONE
8-1/4% Series due 1974	30,000,000	NONE
7-1/2% Series due 2001	25,000,000	NONE
8-5/8% Series due 2004	60,000,000	NONE
8-3/4% Series due 1981	30,000,000	NONE
9.60% Series due 2005	35,000,000	NONE
9.70% Series due 2005	65,000,000	NONE
9-7/8% Series due 2009	50,000,000	NONE
11-3/4% Series due 1993	75,000,000	NONE
10/10-1/8% Series due 2004/2014	80,000,000	NONE
8-1/8% Series due 2014	41,200,000	NONE
7.70% Series due 1999	55,000,000	NONE
8-1/4% Series due 2007	55,000,000	NONE
8.95% Series 2022	50,000,000	NONE
Secured Medium-Term Notes	68,000,000	NONE
7% Series due 2005	50,000,000	NONE
6-1/8% Series due 2023	90,205,000	NONE
5.90% Series due 2023	80,000,000	NONE
0% Series due 1999	210,321,007	NONE
7.30% Series due 2006	150,000,000	NONE
Collateral (2002) Series due 2006	280,000,000	NONE
Collateral (2004) Series A due 2009	90,000,000	NONE
Collateral (2004) Series B due 2011	72,000,000	NONE
Collateral (2004) Series C due 2014 (Twenty-sixth)	161,000,000	NONE
4.65% Series due 2023 (Twenty-seventh)……….	170,205,000	170,205,000
6.04% Series due 2016 (Twenty-eighth)…………	150,000,000	150,000,000
6.34% Series due 2019 (Twenty-ninth) ………….	250,000,000	250,000,000
5.71% Series due 2039 (Thirtieth) ……………….	55,000,000	55,000,000
5.01% Series due 2025 (Thirty-first)…………….	161,000,000	161,000,000
which bonds are also hereinafter sometimes called “Bonds of the First through Thirty-first Series”, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

Exhibit 4.1

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and
WHEREAS, the Company now desires to create two new series of bonds (Bonds of the Thirty-second Series and Bonds of the Thirty-third Series (as such terms are defined below)) and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and
WHEREAS, the execution and delivery by the Company of this Thirtieth Supplemental Indenture, and the terms of the Bonds of the Thirty-second Series and Bonds of the Thirty-third Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, pursuant to Section 101 of the Mortgage (as heretofore supplemented), and by order of its Board of Directors, hereby removes Ming Ryan as Co-Trustee under the Mortgage (and will furnish to said Ming Ryan a manually signed original of this Thirtieth Supplemental Indenture as an instrument of such removal) effective as of the close of business on August 9, 2012;
That pursuant to Section 102 of the Mortgage (as heretofore supplemented), and by order of its Board of Directors, the Company hereby appoints Philip L. Watson as successor Co-Trustee under the Mortgage, subject to the conditions of Article XVII thereof, effective as of the close of business on August 9, 2012;
That the undersigned Philip L. Watson, a citizen of the United States of America, hereby accepts his appointment by the Company as successor Co-Trustee under the Mortgage (and, pursuant to Section 104 of the Mortgage, will furnish to said Ming Ryan and the Company a manually signed original of this Thirtieth Supplemental Indenture as an instrument of such acceptance) effective as of the close of business on August 9, 2012;

Exhibit 4.1

That the Company will proceed with the publication of the notice of the aforesaid removal and the notice of the aforesaid appointment, as required, respectively, by Section 101 and Section 102 of the Mortgage (as heretofore supplemented), in substantially the forms provided, respectively, in Exhibit A-1 and Exhibit A-2 attached hereto;
That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Ming Ryan, who is being removed as Co-Trustee effective as of the close of business on August 9, 2012, and to Philip L. Watson, who is being appointed as Co-Trustee and accepting such appointment as Co-Trustee effective as of the close of business on August 9, 2012, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York Mellon, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company located in the State of Montana, namely:
BLAINE COUNTY

TOWNSHIP 32 NORTH, RANGE 23 EAST, M.P.M.
Harlem City Gas Gate Regulator Station (NWE- 1163)
Section 30:
A tract of land located in the NE¼ and further described by metes and bounds description in Certificate of Survey No. 352940, records of Blaine County, Montana. This tract is described on Certificate of Survey as Tract 1 (Utility Site)
(Recording Reference: Warranty Deed recorded January 12, 2011 in Book 84 of Deeds, Page 57, Document No. 352941; Certificate of Survey No. 352940, recorded on January 12, 2011.).

BROADWATER COUNTY

TOWNSHIP 6 NORTH, RANGE 2 EAST, M.P.M.

Townsend MSTI Substation (NWE-1150)

Section 27:

Exhibit 4.1

Tracts “A” and “B” of Certificate of Survey No. 1-567, located in the North Half (N½) of Section Twenty-Seven (27), Township 6 North, Range 2 East, PMM, Broadwater County.

(Recording Reference: Warranty Deed recorded December 17, 2010, in Book 134, Page 230 as Document No. 164601).

CASCADE COUNTY

TOWNSHIP 20 NORTH, RANGE 5 EAST, M.P.M.

highwood switchyard (NWE-1146)

Section 11:

PARCEL A of Certificate of Survey No. S-0004708 CS recorded on December 23, 2010, in the office of the Clerk and Recorder of Cascade County, Montana.

(Recording Reference: Warranty Deed recorded March 16, 2011, as Document No. R0231159 WD.; Certificate of Survey No. S-0004708 CS recorded on December 23, 2010.)

FLATHEAD COUNTY

TOWNSHIP 28 NORTH, RANGE 21 WEST, M.P.M.

Kalispell City Gas Gate No. 1 (New) (NWE-1180)

Section 5:

Parcel 2B of Certificate of Survey No. 19344, located in U.S. Government Lot 15 of Section 5, recorded on July 11, 2012 as Document No. 2101200015224.

(Recording Reference: Warranty Deed recorded July 16, 2012, as Document No. 201200015642; Certificate of Survey No. 19344 recorded on July 11, 2012 as Document No. 201200015224).

GALLATIN COUNTY
TOWNSHIP 2 SOUTH, RANGE 6 EAST, M.P.M.

bozeman city gas gate station NO. 1 (NWE-49)

Exhibit 4.1

Section 6:

Tract 1 of Certificate of Survey 2818 filed in the office of the Clerk & Recorder on May 17, 2012 as Document No. 2415648.

(Recording reference: Certificate of Survey 2818 filed May 17, 2012 as Document No. 2415648; Grant Deed recorded December 27, 1971 in Book 12, Page 1064;
Plat recorded in Film 12, Page 1065-A; Recording reference: Indenture recorded February 6, 1937 in Book 80, Page 181).

TOWNSHIP 1 NORTH, RANGE 4 EAST, M.P.M.

belgrade city gas gate no. 3 (NWE-1057)

Section 29:

Tract 1B of Certificate of Survey No. 707A, situated in the E½ of Section 29, Township 1 north, Range 4 East, P.M.M., Gallatin County, Montana.

(Recording Reference: Warranty Deed recorded September 16, 2010 as Document No. 2370206; Certificate of Survey 707A recorded September 16, 2012 as Document No. 2370205).

HILL COUNTY

TOWNSHIP 32 NORTH, RANGE 17 EAST, M.P.M.

Box Elder Gas Compressor & Camp (NWE-786)

Section 23:

Parcel 1 of Certificate of Survey, filed at Document No. 585785, records of Hill County, Montana, located in the NE¼NE¼ of Section 23, Township 32 North, Range 17 East, PMM Hill County, Montana.

(Recording Reference: Warranty Deed recorded December 30, 2011 in Book 147 Deeds, Page 45, Document 585786; Certificate of Survey, filed December 30, 2011 as Document No. 585785.

JEFFERSON COUNTY

TOWNSHIP 2 NORTH, RANGE 4 WEST, M.P.M.

Whitehall City Gas Gate Station (NWE-1158)

Exhibit 4.1

Section 32:

A tract of land situated in the SW¼ of Section 34, Township 2 North, Range 4 West, P.M.M., being a portion of a “tract” described in Book 102 of Deeds, Pages 430-431, more particularly described as follows:

Beginning at the northwesterly corner of the “Remainder” of Certificate of Survey 138981, Folio 92D, also being a point of non-tangent curvature on the southerly Right-of-Way of FAP I-IG 90-5(4)240; thence along said southerly Right-of-Way 100.00 feet along said curve, concave northerly, with a radius of 23120.00 feet and chord which bears North 82˚31'39” West 100.00 feet; thence South 13˚42' 49” West 100.00 feet; thence South 82˚31' 39” 100.00 feet to a point on the westerly boundary of the “Remainder” of Certificate of Survey 138981, Folio 92D; thence along the easterly boundary of said “tract” common with the westerly boundary of said “Remainder”, North13˚42'49” East 100.00 feet to the point of beginning.

Said tract is shown and described as Tract 2 on Certificate of Survey No. 238997, Folio 919-A, records of Jefferson County, Montana.

(Recording Reference: Grant Deed recorded November 5, 2010 as Document 238998; Certificate of Survey No. 238997, Folio 919-A).

SILVER BOW COUNTY

TOWNSHIP 3 NORTH, RANGE 8 WEST, M.P.M.

Distribution System Lands (NWE-878)

Section 14:

Lot 16-A, A tract of land consisting of a portion of Lots numbered fifteen (15), sixteen (16), seventeen (17) and eighteen (18) in Block numbered Three (3) of the Fairview Addition to the City and County of Butte-Silver Bow, State of Montana, together with the adjacent portion of vacated Quartz Street as described in Certificate of survey No. 950B-RB.

(Recording References: Grant Deed recorded January 13, 2012 in Roll 355, Card 2 of microfilm; Certificate of Survey 950B-RB recorded January 13, 2012 as Document No. 648708).

Butte City Gas Gate #1 (NWE-1166)

Section 23:

Exhibit 4.1

Parcel B1 of Certificate of Survey No. 948B-RW, a utility site location in the North ½ of Section 23, Township 3 North, Range 8 West, P.M.M., Butte-Silver Bow County, Montana.

(Recording Reference: Warranty Deed recorded December 21, 2011 on Roll 354 on Card 399 of microfilm, Document No. 648270; Certificate of Survey No. 948B-RW recorded December 21, 2011 as Document 648269.

Butte Southside Substation (NWE-373)

Section 15:

Tract NWE of Certificate of Survey No. 946A-RW, being a tract of land situated in the SW¼ of Section 15, Township 2 North, Range 7 West, P.M.M., Butte Silver Bow City-County, State of Montana, being all of a “Tract” described in Deed Book 293, Page 287 and a portion of the “Remainder” of Certificate of Survey No. 933A-RB, more particularly described as follows:

Beginning at the northeasterly corner of a “60' Public Access and Utility Easement” as described on the Plat of the Redfern Minor Subdivision (Low Impact), Plat 244-B, also being a point on the westerly boundary of Lot 4 of the Final Plat of the Homestake Meadows Subdivision, Phase II, from which point the southwesterly corner of said Lot 4 bears S00˚02'48”W, 0.17 feet; thence, from said Point of Beginning, the next two courses along the northerly sideline of said “60' Public Access and Utility Easement”, S84˚22'51”W, 283.32 feet; thence, S86˚33'11”W, 786.96 feet; thence leaving said sideline N15˚46'14”E, 1013.09 feet to the northwesterly corner of said “Tract”; thence, along the northerly boundary of said “Tract”, and it's easterly extension, S74˚15'54”E, 823.56 feet to the westerly boundary of said Lot 4; thence, along said westerly boundary, S00˚02'48”W, 676.56 feet to the Point of Beginning, containing an area of 17.963 acres.

(Recording Reference: Certificate of Survey No. 946A-RW recorded November 29, 2011, as Document 647829 correcting and replacing Certificate of Survey No. 939A-RW recorded August 2, 2011 as Document 645734; Correction Deed recorded June 10, 2012, on Roll 357, Card 420 as Document No. 650876).

TETON COUNTY

TOWNSHIP 24 NORTH, RANGE 4 WEST M.P.M.

Choteau City Gas Gate Station (NWE-916)

Section 20:

That portion of the W½NW¼ described as follows:
Commencing at the West Quarter corner of said Section 20; thence S 87°43'13” E, along the mid-section line of said Section 20 a distance of 71.54' to the Easterly right-of-way

Exhibit 4.1

line of State Highway 220 and the Point of Beginning; thence along said Easterly right-of-way on a non-tangent curve, having a Radius of 1970.00 feet; a Delta of 03°01'25”, an Arc Length of 103.96 feet, a Chord Bearing of North 18°07'29” East and a Chord length of 103.95 feet; thence S 87°43'13”E, a distance of 150.00 feet; thence along a non-tangent curve, having a Radius of 1970.00 feet, a Delta of 03°01'25”, an Arc of 103.96 feet to the mid-section line of Said Section 20; thence
N87°43'13” a distance of 150.00 feet; thence
Along a non-tangent curve, having a Radius of 1970.00 feet, a Delta of 03°01'25”, an Arc Length of 103.96 feet, a Chord Bearing of South 18°07'29” West and a Chord Length of 103.95 feet to the mid-section line of said Section 20; thence N87°43'13”W, along said mid-section line a distance of 150.00 feet to the Point of Beginning.

As shown and described as Tract 1 on Plat #969, recorded September 13, 2010, as Document No. 428422, records of Teton County, Montana.

(Recording References: Warranty Deed recorded September 15, 2010 in Book 138, Page 475 as Document 428436; Plat #969 recorded September 13, 2010, as Document No. 428422).

WHEATLAND COUNTY

TOWNSHIP 7 NORTH, RANGE 18 EAST, M.P.M.

Musselshell Wind #2 Generation Substation (NWE-1170)

Section 34:

Tract 1 of Certificate of Survey 107067, further described as follows:
Commencing at the southwest corner of said Section 34, thence N19˚24'24”E 2627.54 feet to the Point of Beginning, Thence S48˚05'57”W 110.00 feet; thence N41˚54'03”W 120.00 feet; thence N48˚05'57”E 110.00 feet; thence N41˚54'03”E 120.00 feet to the Point of Beginning, containing 0.30 acres of land, more or less.

(Recording Reference: Warranty Deed recorded January 11, 2012 in Book D of Deeds, page 13976-77, Document No. 107142; Certificate of Survey 107067 recorded November 9, 2011 as Document No. 107067.)

Together with all other property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or

Exhibit 4.1

impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz:  (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment,

Exhibit 4.1

apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Thirtieth Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
SUBJECT NEVERTHELESS, to the limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by

Exhibit 4.1

the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder; provided, however, that said limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, shall not apply to the Colstrip Property (as defined in the Twenty-ninth Supplemental Indenture), which pursuant to the Twenty-ninth Supplemental Indenture was expressly made subject to the Lien of the Mortgage, as supplemented, and constitutes Mortgaged and Pledged Property.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:
ARTICLE I
Thirty-second Series of Bonds and Thirty-third Series of Bonds
Section 1.01.    General Terms of Bonds to be Issued.
(a)    There is hereby created a series of bonds designated: “4.15% Series due 2042” (herein sometimes referred to as the Thirty-second Series; and the bonds of such Thirty-second Series are sometimes hereinafter referred to as the “Bonds of the Thirty-second Series”), each of which shall bear the descriptive title “First Mortgage Bond.” Bonds of the Thirty-second Series shall mature on August 10, 2042 and shall be issued as fully registered bonds in denominations of $1,000 and in integral multiples of $1,000; they shall bear interest at the rate of 4.15% per annum, payable in arrears, the first interest payment to be made on February 10, 2013 and shall be for the period from the date of first authentication of the Bonds of the Thirty-second Series through February 9, 2013, with subsequent interest payments payable semiannually on August 10 and February 10 of each year (each such payment date, an “Interest Payment Date”) until the principal of the Bonds of the Thirty-second Series is paid or made available for payment; subject to Article V hereof, the principal of and interest on each Bond of the Thirty-second Series to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Bonds of the Thirty-second Series shall be dated as in Section 10 of the Mortgage provided.

Exhibit 4.1

The Bonds of the Thirty-second Series shall be issued substantially in the form of Exhibit B hereto.
At the option of the registered owner, any Bonds of the Thirty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
The Bonds of the Thirty-second Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the Registrar, duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of Bonds of the Thirty-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of the Thirty-second Series.
(b)    There is hereby created a series of bonds designated: “4.30% Series due 2052” (herein sometimes referred to as the Thirty-third Series; and the bonds of such Thirty-third Series are sometimes hereinafter referred to as the “Bonds of the Thirty-third Series;” and together with the Bonds of the Thirty-second Series, the “Bonds”)), each of which shall bear the descriptive title “First Mortgage Bond.” Bonds of the Thirty-third Series shall mature on August 10, 2052 and shall be issued as fully registered bonds in denominations of $1,000 and in integral multiples of $1,000; they shall bear interest at the rate of 4.30% per annum, payable in arrears, the first interest payment to be made on February 10, 2013 and shall be for the period from the date of first authentication of the Bonds of the Thirty-third Series through February 9, 2013, with subsequent interest payments payable semiannually on August 10 and February 10 of each year (each such payment date, an “Interest Payment Date”) until the principal of the Bonds of the Thirty-third Series is paid or made available for payment; subject to Article V hereof, the principal of and interest on each Bond of the Thirty-third Series to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Bonds of the Thirty-third Series shall be dated as in Section 10 of the Mortgage provided.
The Bonds of the Thirty-third Series shall be issued substantially in the form of Exhibit C hereto.
At the option of the registered owner, any Bonds of the Thirty-third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
The Bonds of the Thirty-third Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the Registrar,

Exhibit 4.1

duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of Bonds of the Thirty-third Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of the Thirty-third Series.
(c)    Upon the delivery of this Thirtieth Supplemental Indenture, Bonds of the Thirty-second Series in the aggregate principal amount of $60,000,000 and Bonds of the Thirty-third Series in the aggregate principal amount of $40,000,000 are to be issued and delivered, pursuant to Article V of the Mortgage, forthwith and will be Outstanding in addition to $170,205,000 aggregate principal amount of Bonds of the Twenty-seventh Series Outstanding, $150,000,000 aggregate principal amount of Bonds of the Twenty-eighth Series Outstanding, $250,000,000 aggregate principal amount of Bonds of the Twenty-ninth Series Outstanding, $55,000,000 aggregate principal amount of Bonds of the Thirtieth Series Outstanding and $161,000,000 aggregate principal amount of Bonds of the Thirty-first Series Outstanding at the date of delivery of this Thirtieth Supplemental Indenture.
Section 1.02.    Redemption.
(a)    Except upon the occurrence of a Default as in the Indenture provided, the Bonds will not be subject to any mandatory redemption, sinking fund or other obligation of the Company to amortize, redeem or retire the Bonds prior to maturity and, in any case, the Bonds shall not be redeemable prior to maturity at the option of any holder of Bonds.
(b)(i)    Bonds shall be redeemable, however, at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) the Make-Whole Amount, if any, plus (ii) accrued and unpaid interest to the Redemption Date. In the case of each partial redemption of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, as applicable, pursuant to this Section 1.02(b)(i), the principal amount of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, as applicable, to be redeemed shall be allocated by the Company among all of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, as applicable, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, as applicable, to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid

Exhibit 4.1

on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.
(ii)    The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Bonds or portions thereof called for redemption.
(c)    For purposes of this Section 1.02:
The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 1.02(b)(i).
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor

Exhibit 4.1

publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 1.02(b)(i).
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 1.02(b)(i).

The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds.
Section 1.03.    Interest.
The Bonds of the Thirty-second Series shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.15%. The Bonds of the Thirty-third Series shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.30%.
The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an “Interest Period”; provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through February 9, 2013, the day preceding the first Interest Payment Date.

Exhibit 4.1

Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date or Redemption Date falls on a day that is not a Business Day, such Interest Payment Date or Redemption Date, as the case may be, will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date or Redemption Date, as the case may be, and no interest shall accrue for the period from and after such original Interest Payment Date or Redemption Date, as the case may be. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.
ARTICLE II
Definitions
Section 2.01.    Definitions.
The following terms shall have the meanings provided herein for all purposes of this Supplemental Indenture, unless the context clearly requires otherwise (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Bond Purchase Agreement” means that certain Bond Purchase Agreement dated June 15, 2012 between the Company and the Purchasers of the Bonds listed in Schedule A thereto.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in The City of New York.
“Holder” means a Person in whose name a Bond is registered.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.
“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 16 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.

Exhibit 4.1

“Record Date” means, with respect to any Interest Payment Date, the January 25 or July 25 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
“Registrar” means the Person appointed by the Company to maintain the Bond register, in which register, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Bonds and for the exchange and transfer of Bonds.
ARTICLE III
Reservation of Right to Make Amendments
Section 3.01.    The Company reserves the right, without any consent or other action by holders of Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, or bonds of any subsequent series, to make such amendments to the Mortgage (as supplemented) as shall be necessary in order to cause there to be excluded from the Mortgaged and Pledged Property and the Lien of the Mortgage (as supplemented) at all times, including, without limitation, in the event and following the date that either or both of the Trustees or a receiver of trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage (as supplemented) by reason of the occurrence of a Default as defined in Section 65 thereof, all of the Company's right, title and interest, whenever arising or acquired, in, to and under all accounts (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York), all accounts receivable, all payments for goods sold or leased or for services rendered (whether or not they have been earned by performance), all rights in any merchandise or goods which any of the foregoing may represent, all rights, title, security and guaranties with respect to any or all of the foregoing, and all proceeds (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) of, and all collections from or with respect to, any or all of the foregoing.
Section 3.02    The Company reserves the right, without any consent or other action by holders of Bonds of the Thirty-second Series or Bonds of the Thirty-third Series, or holders of bonds of any subsequent series, to make the following amendments to Section 120 of the Mortgage (as supplemented): (i) to substitute for the words “adversely affecting any bonds then Outstanding hereunder”, which appear at the end of the last sentence of such Section, the words “which adversely affects the interests of the Holders of any of the bonds then Outstanding in any material respect”; and (ii) to add at the end of the first sentence of such Section the following:
; or the Company may correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture; or the Company may make other changes to the provisions hereof or of any supplemental indenture or add new provisions hereto or to any supplemental indenture or eliminate provisions here from or from any supplemental indenture, provided that the same does not adversely affect the interests of the Holders of any of the bonds then Outstanding in any material respect.

Exhibit 4.1

ARTICLE IV
Amendments to Mortgage and Twenty-eighth and Twenty-ninth Supplemental Indentures
Section 4.01.    So long as any of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series remain Outstanding, Section 7 of the Mortgage is amended by adding at the end thereof the following additional paragraphs:
If any bonds Outstanding at the date of a Net Earning Certificate (except any for the refunding of which the bonds applied for are to be issued) or any bonds then applied for in pending applications (including the application in connection with which such Net Earning Certificate is made) bear or are to bear interest at a variable rate or variable rates such that the interest requirements with respect to such bonds for any twelve (12) month period prior to the stated maturity date of such bonds are not determinable at the date of such Net Earning Certificate (any such bonds being referred to as “Variable Rate Bonds”), then (in lieu of setting forth the Annual Interest Requirements (as otherwise prescribed by this Section 7), such Net Earning Certificate shall (A) set forth (i) the sum of the amounts required by clauses (i) through (iv) of paragraph (B) of this Section 7 (in the case of such clauses (i) and (ii), excluding the interest requirements in respect of the Variable Rate Bonds) (the sum of such amounts being referred to herein and to be referred to in such Net Earning Certificate as the “Fixed Rate Interest Amount”), and (ii) the amount (referred to herein and to be referred to in such Net Earning Certificate as the “Maximum Permitted Variable Rate Interest Amount”) by which (x) one-half of the Adjusted Net Earnings of the Company set forth in such Net Earning Certificate, exceeds (y) the Fixed Rate Interest Amount set forth in such Net Earning Certificate, and (ii) if such Net Earning Certificate is accompanied by a certificate of an independent (as hereinafter defined) investment banking firm, signed by a managing director or officer thereof, to the effect that, based upon historical fluctuations in the indices upon which the variable rate or variable rates borne by the Variable Rate Bonds are based, and taking into account the margins to be added to or subtracted from such indices and/or any other adjustments to be made in determining such variable rate or variable rates and prevailing and projected conditions in the markets influencing such indices, such independent (as hereinafter defined) investment banking firm believes (or is of the view), as of the date of such certificate, that the aggregate amount of interest to be payable on all of the Variable Rate Bonds during any period of twelve (12) months prior to the stated maturity date last to occur of any of the Variable Rate Bonds will not exceed the Maximum Permitted Variable Rate Interest Amount (as calculated by the Company in such Net Earning Certificate without any responsibility on the part of such independent (as hereinafter defined) investment banking firm for the calculation thereof), such Net Earning Certificate shall be deemed for all purposes of the Mortgage (including, without limitation, Sections 26, 28 and 29 of the Mortgage) to show Adjusted Net Earnings of the Company to be as required by Section 27 of the Mortgage. As used in this Section 7, “independent” means, with respect to an investment banking firm that provides a certificate pursuant to this Section 7, that: (i) such

Exhibit 4.1

investment banking firm is competent to provide such certificate (and such investment banking firm shall be conclusively presumed to be competent to provide such certificate if such investment banking firm is an investment banking firm of nationally recognized standing and engages in interest rate swap transactions in the ordinary course of its business); (ii) such investment banking firm does not have any direct or indirect investment in the Company or in any bonds that, as of the date of such certificate, are Outstanding or the subject of a pending application for authentication and delivery under the Mortgage (including, without limitation, any bonds that are subject of the Net Earning Certificate to which such certificate relates) or in any affiliate of the Company (other than de minimus amounts of loans or securities of the Company or affiliates of the Company held in its or its affiliates' accounts and any investment in, or ownership of, additional securities or loans of the Company or affiliates of the Company resulting from its market making activities in the ordinary course of its business); (iii) such investment banking firm is not, and none of its officers or directors is, an affiliate of the Company; and (iv) such investment banking firm is not acting as an underwriter with respect to any bonds that are the subject of the Net Earning Certificate to which such certificate relates or as an arranger or provider of the loans, extensions of credit or other securities (if any) for which such bonds are collateral security.
If the Company is a successor corporation (within the meaning of Section 86 of this Indenture), the “Adjusted Net Earnings of the Company” as set forth in each Net Earning Certificate shall be calculated as described in the last two sentences of Section 86 of this Indenture.
Section 4.02.    So long as any of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series remain Outstanding, Section 27 of the Mortgage is amended by adding at the end thereof the following additional sentence:
As described in the penultimate paragraph of Section 7 hereof, and subject to the conditions therein specified, a Net Earning Certificate shall be deemed to show Adjusted Net Earnings of the Company to be as required by this Section 27 (without any necessity for such Net Earning Certificate to specify Annual Interest Requirements).
Section 4.03.    So long as any of the Bonds of the Thirty-second Series or Bonds of the Thirty-third Series are Outstanding, Section 86 of the Mortgage is amended by adding at the end thereof the following additional sentences:
For the avoidance of any doubt, it is expressly stated that in the event that a successor corporation (having succeeded to and having been substituted for the Company in accordance with this Section 86) shall exercise any right under this Indenture (whether as to the issuance of additional bonds (including, without limitation, the Bonds of the Thirty-second Series and Bonds of the Thirty-third Series), the withdrawal of cash, the release of property, the taking of credit under Section 39 or Section 40 hereof, or otherwise) and a Net Earning Certificate shall

Exhibit 4.1

be required by the terms of this Indenture in connection therewith, the “Adjusted Net Earnings of the Company” shall be, and shall be stated in such Net Earning Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (1), (2), (4) and (6) of paragraph (A) of such Section 7 being such portions of such items of such successor corporation as are reasonably allocated by such successor corporation to or from the Mortgaged and Pledged Property as a plant or plants and an operating system or operating systems (and if, on the date of a Net Earning Certificate, such successor corporation shall be a party to any other general or first mortgage indenture and deed of trust relating to property other than the Mortgaged and Pledged Property and the lien of such other mortgage indenture and deed of trust shall not have been discharged, such reasonable allocation shall be in a manner consistent with the manner of allocation utilized and/or to be utilized by such successor corporation in making calculations of the “Adjusted Net Earnings of the Company” (or other comparable term) under and as defined in such other mortgage indenture and deed of trust), (ii) the item set forth in clause (8) of paragraph (A) of such Section 7 being calculated without regard to income (net) derived from any electric and/or gas utility business of the successor corporation in which the Mortgaged and Pledged Property is not utilized (but otherwise in accordance with such Section 7), and (iii) the item set forth in clause (10) of paragraph (A) of such Section 7 being calculated without regard to sub-clause (b) of such clause and without regard to the proviso to such clause (but otherwise in accordance with such clause), and (B) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) (without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (A) of such Section 7, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which such successor corporation is engaged (whether or not the Mortgaged and Pledged Property is utilized in connection therewith), and (ii) the other business or businesses in which such successor corporation is engaged (with such other business or businesses being given effect under the items set forth in clauses (8) and (10) of paragraph (A) of such Section 7)). Each such Net Earning Certificate shall contain a statement of the signers of such Net Earning Certificate that, in the opinion of such signers, the allocations made in the calculations of “Adjusted Net Earnings of the Company” as set forth in such Net Earning Certificate are in accordance with the requirements of the preceding sentence of this Section 86.
Section 4.04    For so long as any Bonds of the Thirty-second Series or Bonds of the Thirty-third Series are Outstanding, the Company shall not subject, or permit to be subjected, any Mortgaged and Pledged Property under the Mortgage to the lien of the Company's General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented.

Exhibit 4.1

Section 4.05    Section 1.02(b)(i) of Article I of the Twenty-eighth Supplemental Indenture is amended in its entirety to read as follows:
Bonds of the Thirtieth Series shall be redeemable, however, at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) the Make-Whole Amount, if any, plus (ii) accrued and unpaid interest to the Redemption Date. In the case of each partial redemption of the Bonds pursuant to this Section 1.02(b)(i), the principal amount of the Bonds to be redeemed shall be allocated by the Company among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.
To the extent the redemption provisions contained in the outstanding Bonds of the Thirtieth Series (as defined in the Twenty-eighth Supplemental Indenture) conflict with the redemption provisions contained in the Twenty-eighth Supplemental Indenture (as hereby amended), the redemption provisions contained in the Twenty-eighth Supplemental Indenture (as hereby amended) shall govern.

Section 4.06    Section 1.02(b)(i) of Article I of the Twenty-ninth Supplemental Indenture is amended in its entirety to read as follows:
Bonds of the Thirty-first Series shall be redeemable, however, at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) the Make-Whole Amount, if any, plus (ii) accrued and unpaid interest to the

Exhibit 4.1

Redemption Date. In the case of each partial redemption of the Bonds pursuant to this Section 1.02(b)(i), the principal amount of the Bonds to be redeemed shall be allocated by the Company among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.
To the extent the redemption provisions contained in the outstanding Bonds of the Thirty-first Series (as defined in the Twenty-ninth Supplemental Indenture) conflict with the redemption provisions contained in the Twenty-ninth Supplemental Indenture (as hereby amended), the redemption provisions contained in the Twenty-ninth Supplemental Indenture (as hereby amended) shall govern.

ARTICLE V
Home Office Payment
So long as any Purchaser (as such term is defined in the Bond Purchase Agreement) or its nominee shall be the Holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal or premium, if any, and interest by the method and at the address specified for such purpose below such Holder's name in Schedule A to the Bond Purchase Agreement, as certified to the Corporate Trustee by the Company, or by such other method or at such other address as such Holder shall have from time to time specified to the Company and the Corporate Trustee in writing for such purpose, without the presentation or surrender of such Bond unless such Bond is to be paid or redeemed in full, in which case, as a condition to such payment, such Bond shall be presented and surrendered at the place of payment most recently designated by the Company pursuant to Section 13 of the Indenture. Prior to any sale or other disposition of any Bond held by any such Holder, such Holder, by its acceptance of a Bond, agrees that it will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Corporate Trustee in exchange for a new Bond or Bonds of the same series in a principal amount giving effect to such payments of principal and interest pursuant to Section 13 of the Indenture, and in either case shall promptly notify the Company and the Corporate Trustee of the name and address of the transferee of any such Bond so sold or disposed of. The Company will afford the benefits of this Article V to any Institutional Investor (as such term is defined in the Bond Purchase Agreement) that is the direct

Exhibit 4.1

or indirect transferee of any Bond purchased by any such Purchaser or its nominee and that has made the same agreement relating to such Bond as is contemplated by this Article V.

ARTICLE VI
Miscellaneous Provisions
Section 6.01. Subject to the amendments provided for in this Thirtieth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Thirtieth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 6.02. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Thirtieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirtieth Supplemental Indenture.
Section 6.03. Whenever in this Thirtieth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirtieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 6.04. Nothing in this Thirtieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Thirtieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirtieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.
Section 6.05. This Thirtieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Exhibit 4.1

IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and Philip L. Watson, for all like purposes, has hereunto set his hand and affixed his seal, as of the day and year first above written.
NORTHWESTERN CORPORATION

By: /s/ Brian B. Bird
Vice President
[SEAL]
Attest:
   /s/ Tamra F. Lydic
Assistant Corporate Secretary
Executed, sealed and delivered by
NORTHWESTERN CORPORATION
in the presence of:

/s/ Timothy P. Olson

/s/ Emilie Ng

[Signature Page to the Thirtieth Supplemental Indenture]

Exhibit 4.1

STATE OF SOUTH DAKOTA)
) ss.
COUNTY OF LINCOLN)
This instrument was acknowledged before me on this 10th day of August, 2012, by Brian B. Bird, Vice President, of NORTHWESTERN CORPORATION, a Delaware corporation.

/s/ Nancy Thompson
Notary Public

[SEAL]

[Acknowledgment to the Thirtieth Supplemental Indenture]

Exhibit 4.1

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By: /s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President
[SEAL]
Attest:
/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

/s/ Philip L. Watson        L.S.
Philip L. Watson, as Co-Trustee

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON and
Philip L. Watson in the presence of:

/s/ James Briggs

/s/ Della K. Benjamin

[Signature Page to the Thirtieth Supplemental Indenture]

Exhibit 4.1

STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
This instrument was acknowledged before me on this 10th day of August, 2012, by Latoya S. Elvin, Vice President of THE BANK OF NEW YORK MELLON, a New York corporation.

/s/ Anna Yiu
Notary Public

[Acknowledgment to the Thirtieth Supplemental Indenture]

Exhibit 4.1

STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
This instrument was acknowledged before me on this 10th day of August, 2012, by Philip L. Watson.

/s/ Anna Yiu
Notary Public

[Acknowledgment Page to the Thirtieth Supplemental Indenture]

EXHIBIT A-1

[FORM OF NOTICE OF REMOVAL OF CO-TRUSTEE]

Exhibit 4.1

NOTICE IS HEREBY GIVEN that the undersigned NORTHWESTERN CORPORATION has removed Ming Ryan as successor Co-Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, as amended, of NorthWestern Corporation (as successor thereunder to NorthWestern Energy, L.L.C., in turn successor thereunder to The Montana Power Company) to The Bank of New York Mellon (as successor thereunder to Guaranty Trust Company of New York) and Ming Ryan (as indirect successor thereunder to Arthur E. Burke), as Trustees, such removal having taken effect at the close of business on August 9, 2012.

Dated: August 10, 2012.        NORTHWESTERN CORPORATION

2

Exhibit 4.1

EXHIBIT A-2

[FORM OF NOTICE OF APPOINTMENT OF SUCCESSOR CO-TRUSTEE]

NOTICE IS HEREBY GIVEN that the undersigned NORTHWESTERN CORPORATION having removed Ming Ryan as successor Co-Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, as amended, of NorthWestern Corporation (as successor thereunder to NorthWestern Energy, L.L.C., in turn successor thereunder to The Montana Power Company) to The Bank of New York Mellon (successor thereunder to Guaranty Trust Company of New York) and Ming Ryan (as indirect successor thereunder to Arthur E. Burke), as Trustees, has appointed Philip L. Watson as successor Co-Trustee under such Mortgage and Deed of Trust, and Philip L. Watson has accepted such appointment, effective as of the close of business on August 9, 2012.

Dated: August 10, 2012.        NORTHWESTERN CORPORATION

EXHIBIT B
FORM OF BOND
(FACE OF BOND)
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

NORTHWESTERN CORPORATION
FIRST MORTGAGE BOND, 4.15% SERIES DUE 2042

No. TR-[______]	PPN: 668074 B#3 $______________

NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to ______________________ or its registered assigns, on August 10, 2042, at the office or agency of the Company in the Borough of Manhattan, The City of New York, $______________ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private

3

Exhibit 4.1

debts, and to pay to the registered owner hereof interest thereon from the date of first authentication of Bonds of the series herein designated, at the rate per annum of 4.15% (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency at such office or agency on February 10 and August 10 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however that, to the extent permitted by law, during the continuance of a Default, the interest rate shall be a rate per annum from time to time equal to the greater of (i) the Interest Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate.
This Bond is issued by the Company pursuant to the Thirtieth Supplemental Indenture (as hereinafter defined). The terms of this Bond shall be those specified herein and pursuant to the Mortgage (as hereinafter defined), as heretofore amended and supplemented, including by the Thirtieth Supplemental Indenture.
The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.

Exhibit 4.1

This Bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice-Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his/her signature or a facsimile thereof.
Dated: _____________________.
NORTHWESTERN CORPORATION

By ____________________________

Attest: ____________________________

Exhibit 4.1

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE
This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By ____________________________
Authorized Signatory

Exhibit 4.1

(REVERSE OF BOND)

General
This Bond is one of an issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.15% Series due 2042, all Bonds of all series issued and to be issued under and equally secured by (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the Bonds of any particular series) a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the “Mortgage”), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (The Bank of New York Mellon, successor) and Arthur E. Burke (Philip L. Watson, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the Bonds are, and are to be, secured and the circumstances under which additional Bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of Bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding of each series of Bonds so to be affected (excluding in any case Bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This Bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Thirtieth Supplemental Indenture hereinafter referred to, and, thereupon, a new fully registered Bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage; provided that, this Bond shall also be subject to the restrictions on transfer and exchange that appear above. The Company and the Trustees may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

Exhibit 4.1

In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered Bonds of the same series of other authorized denominations.
No recourse shall be had for the payment of the principal of or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.
Capitalized terms used in this Bond shall have the meanings ascribed to them in the Thirtieth Supplemental Indenture hereinafter referred to or in the Mortgage.
Interest
The Bonds shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.15% (the “Interest Rate”), as set forth in Section 1.01 of the Thirtieth Supplemental Indenture, dated as of August 1, 2012, between the Company and the Trustees (such supplemental indenture, the “Thirtieth Supplemental Indenture”).
The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an “Interest Period,” provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through February 9, 2013, the day preceding the first Interest Payment Date. Interest on this Bond shall accrue from the date of the first authentication of the Bonds to the first Interest Payment Date and, thereafter, shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for.
Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date or Redemption Date falls on a day that is not a Business Day, such Interest Payment Date or Redemption Date, as the case may be, will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date or Redemption Date, as the case may be, and no interest shall accrue for the period from and after such original Interest Payment Date or Redemption Date, as the case may be. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.

Exhibit 4.1

Redemption
The Bonds shall be redeemable at the option of the Company in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) the Make-Whole Amount, if any, plus (ii) accrued and unpaid interest to the Redemption Date. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.
The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date,

Exhibit 4.1

or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.

The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds.
The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption.

Exhibit 4.1

INSTRUMENT OF ASSIGNMENT AND TRANSFER
FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Identifying Number of Assignee _________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
(Please print or typewrite name and address,
including zip code of Assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.
Dated: ____________________________

___________________________________
Name:

NOTICE:	The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
__________________________
Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit 4.1

EXHIBIT C
FORM OF BOND
(FACE OF BOND)
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

NORTHWESTERN CORPORATION
FIRST MORTGAGE BOND, 4.30% SERIES DUE 2052

No. TR-[______]	PPN: 668074 C*6 $______________

NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to ______________________ or its registered assigns, on August 10, 2052, at the office or agency of the Company in the Borough of Manhattan, The City of New York, $______________ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from the date of first authentication of Bonds of the series herein designated, at the rate per annum of 4.30% (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency at such office or agency on February 10 and August 10 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however that, to the extent permitted by law, during the continuance of a Default, the interest rate shall be a rate per annum from time to time equal to the greater of (i) the Interest Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate.
This Bond is issued by the Company pursuant to the Thirtieth Supplemental Indenture (as hereinafter defined). The terms of this Bond shall be those specified herein and pursuant to the Mortgage (as hereinafter defined), as heretofore amended and supplemented, including by the Thirtieth Supplemental Indenture.
The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.

Exhibit 4.1

This Bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice-Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his/her signature or a facsimile thereof.
Dated: _____________________.
NORTHWESTERN CORPORATION

By ____________________________

Attest: ____________________________

Exhibit 4.1

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE
This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By ____________________________
Authorized Signatory

Exhibit 4.1

(REVERSE OF BOND)

General
This Bond is one of an issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.30% Series due 2052, all Bonds of all series issued and to be issued under and equally secured by (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the Bonds of any particular series) a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the “Mortgage”), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (The Bank of New York Mellon, successor) and Arthur E. Burke (Philip L. Watson, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the Bonds are, and are to be, secured and the circumstances under which additional Bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of Bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding of each series of Bonds so to be affected (excluding in any case Bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This Bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Thirtieth Supplemental Indenture hereinafter referred to, and, thereupon, a new fully registered Bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage; provided that, this Bond shall also be subject to the restrictions on transfer and exchange that appear above. The Company and the Trustees may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

Exhibit 4.1

In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered Bonds of the same series of other authorized denominations.
No recourse shall be had for the payment of the principal of or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.
Capitalized terms used in this Bond shall have the meanings ascribed to them in the Thirtieth Supplemental Indenture hereinafter referred to or in the Mortgage.
Interest
The Bonds shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.30% (the “Interest Rate”), as set forth in Section 1.01 of the Thirtieth Supplemental Indenture, dated as of August 1, 2012, between the Company and the Trustees (such supplemental indenture, the “Thirtieth Supplemental Indenture”).
The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an “Interest Period,” provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through February 9, 2013, the day preceding the first Interest Payment Date. Interest on this Bond shall accrue from the date of the first authentication of the Bonds to the first Interest Payment Date and, thereafter, shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for.
Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date or Redemption Date falls on a day that is not a Business Day, such Interest Payment Date or Redemption Date, as the case may be, will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date or Redemption Date, as the case may be, and no interest shall accrue for the period from and after such original Interest Payment Date or Redemption Date, as the case may be. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.

Exhibit 4.1

Redemption
The Bonds shall be redeemable at the option of the Company in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) the Make-Whole Amount, if any, plus (ii) accrued and unpaid interest to the Redemption Date. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.
The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date,

Exhibit 4.1

or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 1.02(b)(i) of the Thirtieth Supplemental Indenture.

The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds.
The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption.

Exhibit 4.1

INSTRUMENT OF ASSIGNMENT AND TRANSFER
FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Identifying Number of Assignee _________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
(Please print or typewrite name and address,
including zip code of Assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.
Dated: ____________________________

___________________________________
Name:

NOTICE:	The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
__________________________
Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.